SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 1, 2008

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27596 (Commission file number)	94-3170244 (I.R.S. employer identification no.)

331 East Evelyn Avenue
Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into A Material Definitive Agreement.

On October 1, 2008, the Board of Directors of Conceptus, Inc. (the “Company”) approved the Company’s Eleventh Amended and Restated 2001 Equity Incentive Plan (the “2001 Plan”).  Capitalized terms used herein without definition herein have the meanings ascribed to such terms in the 2001 Plan.

Section 18 of the 2001 Plan was amended to provide that, subject to certain exceptions, the vesting schedule for Full Value Awards, such as restricted stock units or restricted stock awards, may only be amended in the event of a Change of Control or an employee’s death, Disability or retirement.  The foregoing description of the 2001 Plan is qualified in its entirety by reference to the Eleventh Amended and Restated 2001 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this report.  The Company’s Tenth Amended and Restated 2001 Equity Incentive Plan had been approved by the Company’s stockholders at the Company’s annual meeting held on June 4, 2008.

Item 9.01                                             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Eleventh Amended and Restated 2001 Equity Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

	By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: October 3, 2008

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Eleventh Amended and Restated 2001 Equity Incentive Plan.